EXHIBIT 1(a)


                             REYNOLDS METALS COMPANY

                                10,000,000 Shares

           Preferred Redeemable Increased Dividend Equity Securities*
                     7% PRIDES*, Convertible Preferred Stock
                         (Stated Value $47.25 per Share)

                               PURCHASE AGREEMENT

                                                                January 18, 1994


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
CS FIRST BOSTON CORPORATION
as Representatives of the several Underwriters
c/o       Merrill Lynch & Co.
   Merrill Lynch, Pierce, Fenner & Smith
Incorporated
   Merrill Lynch World Headquarters
   North Tower
   World Financial Center
   New York, New York  10281


Dear Sirs:

     Reynolds Metals Company, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), CS First Boston Corporation ("CS First Boston") and each of the other Underwriters named in Schedule A hereto (collectively the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 7), for whom Merrill Lynch and CS First Boston are acting as representatives (in such capacity, Merrill Lynch and CS First Boston shall hereinafter be referred to as the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 10,000,000 shares of the Company's Preferred Redeemable Increased Dividend Equity Securities*, 7% PRIDES*, Convertible Preferred Stock and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in
Section 2 hereof to purchase up to 1,000,000 additional shares of such preferred stock to cover over-allotments. The aforesaid 10,000,000 shares of preferred stock (the "Initial Securities") and all or any part of the 1,000,000 additional shares of preferred stock subject to the option described in Section 2 hereof (the "Option Securities") are collectively herein referred to as the "Securities".

     Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form

_________________
*    Service mark of Merrill Lynch & Co., Inc.

of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-51631) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) under the Act), as from time to time amended or supplemented pursuant to the Act, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Act), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

     1. (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

          (i) At the time the Registration Statement becomes effective the Registration Statement will comply in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is provided to the Underwriters for such use) and at Closing Time referred to in Section 2, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus;

          (ii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Prospectus relating to the Securities;

          (iii) Neither the Company nor any of its Consolidated Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business material to the Company and its Consolidated Subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (A) any change in the capital stock of the Company (other than pursuant to employee benefit plans, as defined in Rule 405 under the Act, or on the conversion of convertible securities or on the exercise of warrants or other rights outstanding on the date of this Agreement and except for contributions of Common Stock to one or more of the pension plans the assets of which are held under the Reynolds Metals Company Pension Plans Master Trust), or increase of more than five percent in long-term debt issued or guaranteed by the Company or any of its Consolidated Subsidiaries as determined in accordance with generally accepted accounting principles, or (B) any material adverse change or, to the best knowledge of the Company after reasonable investigation, any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Consolidated Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus (as used herein, the term "Consolidated Subsidiaries" means the subsidiaries of the Company, the accounts of which are included in the Consolidated Financial Statements of Reynolds Metals Company and Consolidated Subsidiaries at the date of the latest audited financial statements included or incorporated by reference in the Prospectus) and
     (C) except for regular quarterly dividends on the Company's Common Stock, without par value (the "Common Stock"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

          (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified or is in the process of qualifying as a foreign corporation for the transaction of business and in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification; and each Material Subsidiary (as defined below) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation for the transaction of business and in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification (as used herein, the term "Material Subsidiary" means a subsidiary of the Company which is a Significant Subsidiary under Rule 1-02 of Regulation S-X of the Commission; provided, however, that the term "Material Subsidiary" shall not be deemed to include Reynolds International, Inc. or Reynolds International (Panama) Inc.);

          (v) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and all of the issued shares of capital stock of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non- assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than as referred to in the Prospectus; and the Common Stock conforms to the statements relating thereto contained in the Prospectus under "Description of Capital Stock";

          (vi) The Securities have been duly authorized, and, when the Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement, the Securities will be validly issued and fully paid and non-assessable; the Securities will be substantially in the form filed as an exhibit to the Registration Statement; the Securities conform to the descriptions thereof in the Prospectus under "Prospectus Summary - The Offering" and "Description of PRIDES"; and the issuance of the Securities is not subject to preemptive or other similar rights;

          (vii) The shares of Common Stock issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be duly and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive or similar rights;

          (viii) The Company is not in violation of its Restated Certificate of Incorporation or By-Laws and neither the Company nor any of its Material Subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Company's Material Subsidiaries is a party, by which the Company or any of its Material Subsidiaries is bound, or to which any of the property or assets of the Company or any of the Company's Material Subsidiaries is subject, the effect of which would require disclosure in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, this Agreement and the Pricing Agreement, and the consummation of the transactions herein and therein contemplated, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Company's Material Subsidiaries is a party or by which the Company or any of the Company's Material Subsidiaries is bound, the Company's Restated Certificate of Incorporation or By-Laws, or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Company's Material Subsidiaries or any of their properties; and no consent, approval, authorization or order of any court or governmental agency or body is required for the issue and sale of the Securities, the compliance by the Company with all of the provisions of this Agreement or the Pricing Agreement and consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement except such as may be required under the Act, the Exchange Act, or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

          (ix) There are no legal or governmental proceedings pending to which the Company or any of the Company's Material Subsidiaries is a party or of which any property of the Company or any of the Company's Material Subsidiaries is the subject and which are required to be disclosed in the Prospectus, other than as set forth in the Prospectus and other than litigation incident to the kind of business conducted by the Company and its Material Subsidiaries which, if determined adversely to the Company and the Company's Material Subsidiaries, would not individually or in the aggregate have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its Consolidated Subsidiaries taken as a whole, and, to the best of the Company's knowledge after reasonable investigation, no such proceedings are threatened by governmental authorities or threatened by others;

          (x) Ernst & Young, who have certified the consolidated financial statements of Reynolds Metals Company and Consolidated Subsidiaries, are, to the best knowledge of the Company, independent public accountants with respect to Reynolds Metals Company and Consolidated Subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;

          (xi) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Consolidated Subsidiaries, as at the dates indicated and the consolidated results of their operations and cash flows for the periods specified; and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis;

          (xii) This Agreement has been, and, at the Representation Date, the Pricing Agreement will have been, duly executed and delivered by the Company; and

          (xiii) Subject to the next sentence, the Company is in compliance with all provisions of Section 517.075 of the Florida statutes, and all rules and regulations promulgated thereunder relating to issuers doing business in Cuba. The Company has made, and expects to continue making, shipments to the U.S. military base located at Guantanamo Bay, Cuba, such shipments in 1993 having consisted of consumer and related products sold to DECA East Service Center.

     (b) Any certificate signed by any officer of the Company and delivered to the Representatives or the counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     2. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the numbers of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 7 hereof.

     (i) If the Company has elected not to rely upon Rule 430A under the Act, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

     (ii) If the Company has elected to rely upon Rule 430A under the Act, the purchase price per share to be paid by the several Underwriters for the Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Representatives.

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase all or any part of the Option Securities at the purchase price set forth in the Pricing Agreement, less an amount equal to any dividend declared by the Company and payable on any Initial Security and not payable on such Option Security. The option hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely upon Rule 430A under the Act, or (ii) the Representation Date, if the Company has elected to rely upon Rule 430A under the Act, and may be exercised one time in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the total number of Option Securities as to which the several Underwriters are exercising the option and the time and date of payment and delivery for such Option Securities. Such time and date of delivery (the "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed to by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject to such adjustments as the Representatives, in their discretion, shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment of the purchase price for, and delivery of the Initial Securities shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 AM., New York City time, on the fifth business day following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A under the Act, the fifth business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities shall be made at the above mentioned office of Brown & Wood, or at such other place as shall be agreed upon by the Representatives and the Company, on the Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Representatives of certificates for the Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such authorized denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time or the Date of Delivery, as the case may be. The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose check has not been received by Closing Time, but such payment shall not relieve such Underwriter from its obligation hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. New York Time on the last business day prior to Closing Time or Date of Delivery, as the case may be.

     3.  The Company covenants with each Underwriter as follows:

          (a) The Company will notify the Representatives immediately upon becoming aware of (i) the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) the receipt of any written comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give the Representatives notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) under the Act), will furnish the Representatives with copies of any such amendment or supplement or other document proposed to be filed a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other document or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

          (c) The Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the Act) as the Representatives may reasonably request and will also deliver to each of the Representatives a conformed copy of the Registration Statement and of each amendment thereto.

          (d) The Company agrees promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities and the Common Stock into which the securities are convertible for offering and sale under the securities laws of such states and other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. In each jurisdiction in which the Securities and the Common Stock have been so qualified, the Company will file, upon the request of the Representatives, such statements and reports, upon the request of the Representatives, as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement. The Company will promptly advise the Representatives of the receipt by it of any notification with respect to the suspension of the qualification of the Securities or the Common Stock for sale in any jurisdiction or the initiating or threatening of any proceeding for such purpose.

          (e) The Company will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder; and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, notify the Representatives and upon the Representatives' request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus in connection with sales of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives' request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

          (f) If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters), whether by filing documents pursuant to the Exchange Act or otherwise, as may be necessary so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Act) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (h) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Act, then immediately following the execution of the Pricing Agreement, the Company will prepare and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the Act, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

          (i) Except for Common Stock or options issued pursuant to reservations, agreements, dividend reinvestment plans, employee benefit plans (as defined in Rule 405 under the Act) or stock option plans or upon conversion of the Securities and except for contributions of Common Stock to one or more of the pension plans the assets of which are held under the Reynolds Metals Company Pension Plans Master Trust, the Company will not for a period of 90 days after the date hereof, without the Representatives' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of its capital stock or securities convertible into or exchangeable for capital stock of the Company other than to the Underwriters pursuant to this Agreement.

     4. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Pricing Agreement, any Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) the filing fees, if any, incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing certificates for the Securities;
(vii) the fees and expenses incurred in connection with the quotation or listing of the Securities and the Common Stock issuable upon conversion thereof on the New York Stock Exchange; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

     5. The obligations of the several Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are true and correct, the condition that the Company shall have performed all of its respective obligations hereunder, and the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall be in effect under the Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A under the Act, the price of the Securities and any information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) under the Act within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A under the Act.

          (b) At the Closing Time, Brown & Wood, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated as of the Closing Time, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (c) At the Closing Time, counsel for the Company satisfactory to the Representatives shall have furnished to the Representatives their written opinion, dated as of the Closing Time, in form and substance satisfactory to the Representatives, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own its properties and conduct its business as described in the Prospectus;

               (ii) The Company has been duly qualified or is in the process of qualifying as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction (other than that of its incorporation) in which it owns or leases properties, or conducts any business, so as to require such qualification;

               (iii) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

               (iv) Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has been duly qualified or is in the process of qualifying as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification; and all of the issued shares of capital stock of each such Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable;

               (v) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company or any of the Company's Material Subsidiaries is a party or of which any property of the Company or any of the Company's Material Subsidiaries is subject, other than as set forth in the Prospectus and other than proceedings none of which is material to the Company and its Consolidated Subsidiaries taken as a whole; and to the best of such counsel's knowledge no such proceedings are threatened by governmental authorities or threatened by others;

               (vi) This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company;

               (vii) The Securities have been duly and validly authorized by all necessary corporate action and, when issued and delivered against payment pursuant to this Agreement, will be validly issued and fully paid and non-assessable; the Securities conform to the provisions of the Certificate of Designations; the relative rights, preferences, interests and powers of the Securities are as set forth in the Certificate of Designations relating thereto, and all such provisions are valid under the Delaware General Corporation Law; and the form of certificate used to evidence the Securities is in due and proper form and complies with all applicable requirements of the Delaware General Corporation Law;

               (viii) The issuance of the Securities is not subject to preemptive or other similar rights;

               (ix) The Securities and the Common Stock conform to the descriptions thereof in the Prospectus under "Prospectus Summary - The Offering", "Description of PRIDES" and "Description of Capital Stock";

               (x) The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion, will be duly and validly issued and will be fully paid and non-assessable; and the issuance of such shares upon such conversion are not subject to preemptive or similar rights;

               (xi) The Company is not, and upon the issuance and sale of the Securities the Company will not be, an "investment company" required to register as such under the Investment Company Act of 1940, as amended;

               (xii) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, this Agreement and the Pricing Agreement with respect to the Securities and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Company's Material Subsidiaries is a party or by which the Company or any of the Company's Material Subsidiaries is bound, the Company's Restated Certificate of Incorporation or By-Laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Material Subsidiaries or any of their properties;

               (xiii) The Registration Statement is effective under the Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission;

               (xiv) The statements in the Prospectus under the caption "Federal Income Tax Considerations" to the extent that they constitute matters of federal law or legal conclusions pertaining thereto, have been reviewed by such counsel and fairly present the information therein in all material respects (such counsel being entitled to rely with respect to such opinion on the opinion of Robert A. Warwick, Esq., Tax Counsel of the Company);

               (xv) No consent, approval, authorization or order of any court or governmental agency or body is required for the issue and sale of the Securities, the compliance by the Company with this Agreement or the Pricing Agreement and the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement, except such as have been obtained under the Act, the Exchange Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

               (xvi) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, the financial information set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations, and other financial information, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

               (xvii) The Registration Statement and the Prospectus (other than the financial statements and related schedules therein, the financial information set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations, and other financial information, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; the information included in the Registration Statement in response to Items 9 and 10 (insofar as it relates to such counsel) of Form S-3 are to the best of such counsel's knowledge materially accurate statements or summaries of the matters therein set forth and fairly present in all material respects the information called for with respect to those matters by the Act and the rules and regulations thereunder; such counsel has no reason to believe that, the Registration Statement, at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (xviii) Such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference in the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

          (d) At the time of the execution of this Agreement and at the Closing Time, the independent accountants of the Company who have certified the financial statements of the Company and its Consolidated Subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters a letter, dated the date of this Agreement, and a letter dated as of the Closing Time, respectively, substantially to the effect set forth in Exhibit B hereto, and as to such other matters as the Underwriters may reasonably request and in form and substance satisfactory to the Representatives;

          (e) (i) Neither the Company nor any of its Consolidated Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business material to the Company and its Consolidated Subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock of the Company (other than pursuant to employee benefit plans, as defined in Rule 405 under the Act, or on the conversion of convertible securities or on the exercise of warrants or other rights outstanding on the date of this Agreement and except for contributions of Common Stock to one or more of the pension plans the assets of which are held under the Reynolds Metals Company Pension Plans Master Trust), or increase of more than five percent in long-term debt issued or guaranteed by the Company or any of its Consolidated Subsidiaries as determined in accordance with generally accepted accounting principles or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Consolidated Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

          (f) Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any of the Company's debt securities;

          (g) Subsequent to the date of this Agreement, there shall not have occurred any of the following: (i) a suspension in trading in the Common Stock, or a suspension or material limitation in trading in securities generally, on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iii) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; and

          (h) The Company shall have furnished or caused to be furnished to the Representatives at the Closing Time a certificate or certificates of officers of the Company, satisfactory to the Representatives, as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Time and as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Time, and as such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and
     (e) of this Section, and as to such other matters as the Representatives may reasonably request.

          (i) In the event the Underwriters exercise their option to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Date of Delivery, and the Representatives shall have received:

               (i) A certificate or certificates, dated such Date of Delivery, of officers of the Company, satisfactory to the Representatives, confirming that the certificate or certificates delivered at Closing Time pursuant to Section 5(h) hereof remain true and correct as of such Date of Delivery.

               (ii) The favorable opinion of counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by
          Section 5(c) hereof.

               (iii) The favorable opinion of Brown & Wood, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (iv) A letter from Ernst & Young, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(iv) shall be a date not more than five days prior to such Date of Delivery.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and Section 6 hereof.

     6. (a) The Company will, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, including the information deemed to be part of the Registration Statement pursuant to Rule 430(b) under the Act, if applicable, the Prospectus and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in such document relating to the Securities.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the Registration Statement, the Prospectus and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party will not, without the prior written consent of the indemnified party or parties, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise, or consent includes an unconditional release of such indemnified party and each officer, director of controlling person of such indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof relates). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and designated to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

     (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     7. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement and the Pricing Agreement, the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. In the event that, within the respective prescribed period, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Securities, the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Time for such Securities for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term Underwriter as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement and the Pricing Agreement.

     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the total number of the Securities which remains unpurchased does not exceed one-eleventh of the total number of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase under the Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase under the Pricing Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters as provided in subsection (a) above, the total number of Securities which remains unpurchased exceeds one-eleventh of the total number of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4 hereof and the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     8. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     9. (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there shall have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Consolidated Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the Underwriters' reasonable judgment, impracticable to market the Securities, or (iii) if trading in the Common Stock shall have been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said Exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York authorities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Section 6 hereof shall survive such termination.

     10. If this Agreement shall be terminated pursuant to Section 7 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities except as provided in Section 4 and Section 6 hereof, but, if for any other reason Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Representatives in making preparations for the purchase, sale and delivery of the Securities, but the Company shall not then be under any further liability to any Underwriter with respect to the Securities except as provided in Section 4 and Section 6 hereof.

     11. All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the Represenatives at the address set forth above; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 6(c) hereof shall be delivered or sent by registered mail to such Underwriter.

     12. This Agreement and the Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 6 and Section 8 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or the Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     13. Time shall be of the essence for the Pricing Agreement.

     14. This Agreement and the Pricing Agreement shall be construed in accordance with the laws of the State of New York.

     15. This Agreement and the Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                              Very truly yours,

                              REYNOLDS METALS COMPANY


                              By:  Henry S. Savedge, Jr.
                                   Title: Executive Vice President
                                          and Chief Financial Officer

Accepted as of the date hereof:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
CS FIRST BOSTON CORPORATION

By MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED


By:  Samuel R. Chapin
      (Authorized Officer or Attorney-in-fact)


For themselves and as Representatives of the other
Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                   Number of
Name of Underwriter                                           Initial Securities


Merrill Lynch, Pierce, Fenner & Smith
Incorporated . . . . . . . . . . . . . . . . . . . . . . .        4,650,000
CS First Boston Corporation. . . . . . . . . . . . . . . .        4,650,000
Goldman, Sachs & Co. . . . . . . . . . . . . . . . . . . .          100,000
Morgan Stanley & Co. Incorporated. . . . . . . . . . . . .          100,000
Salomon Brothers Inc . . . . . . . . . . . . . . . . . . .          100,000
S.G. Warburg & Co. Inc.  . . . . . . . . . . . . . . . . .          100,000
Davenport & Co. of Virginia, Inc.  . . . . . . . . . . . .           50,000
First Manhattan Co.  . . . . . . . . . . . . . . . . . . .           50,000
Invemed Associates, Inc. . . . . . . . . . . . . . . . . .           50,000
Kemper Securities, Inc.  . . . . . . . . . . . . . . . . .           50,000
Legg Mason Wood Walker, Incorporated . . . . . . . . . . .           50,000
Scott & Stringfellow, Inc. . . . . . . . . . . . . . . . .           50,000

     Total . . . . . . . . . . . . . . . . . . . . . . . .       10,000,000


                                                                   EXHIBIT A


                                10,000,000 Shares

                             REYNOLDS METALS COMPANY

           Preferred Redeemable Increased Dividend Equity Securities*
                     7% PRIDES*, Convertible Preferred Stock
                         (Stated Value $47.25 per Share)


                                PRICING AGREEMENT


                                                                January 18, 1994

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
CS FIRST BOSTON CORPORATION
as Representatives of the several Underwriters
named in the within-mentioned Purchase Agreement
c/o       Merrill Lynch & Co.
   Merrill Lynch, Pierce, Fenner & Smith
Incorporated
   North Tower
   World Financial Center
   New York, New York  10281-1209

Dear Sirs:

     Reference is made to the Purchase Agreement, dated January 18, 1994 (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto (the "Underwriters"), for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and CS First Boston Corporation are acting as representatives (the "Representatives"), severally and not jointly, of the above shares of 7% PRIDES*, Convertible Preferred Stock (the "Securities") of Reynolds Metals Company (the "Company").

     Pursuant to Section 2 of the Purchase Agreement, the Company agrees with the Underwriters as follows:

          1. The initial public offering price per share for the Securities shall be $47.25.

          2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $45.95, being an amount equal to the initial public offering price set forth above, less $1.30 per share; provided that the purchase price per share for any Option Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends per share declared by the Company and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.

_________________
*    Service mark of Merrill Lynch & Co., Inc.

          3.   The dividend rate on the Securities will be 7% per annum.

          4. Each Security is convertible at the option of the holder thereof into .82 of a share of Common Stock, subject to adjustment in certain events.

          5. Payment of the purchase price for, and delivery of the certificates for, the Securities shall be at the office of Brown & Wood, New York, at 10:00 A.M. on the fifth business day after the execution of this Pricing Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                              Very truly yours,

                              REYNOLDS METALS COMPANY


                                   By   _________________________
                                   Title:



CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
CS FIRST BOSTON CORPORATION

By   MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By:______________________________________
      (Authorized Officer or Attorney-in-fact)


For themselves and as Representatives of the other Underwriters named in Schedule A to the Purchase Agreement.
                                                                       EXHIBIT B

     Pursuant to Section 5(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

          (iii) In their opinion, the unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for the five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (iv) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

               (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there has been any decrease in the capital stock of the Company, any increase in excess of five percent in the consolidated long-term debt of the Company and consolidated subsidiaries, any decrease in the consolidated net current assets of the Company and its consolidated subsidiaries, or any decrease in consolidated net assets of the Company and consolidated subsidiaries, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there was any decrease in net sales; consolidated income before income taxes, extraordinary gain and cumulative effect of accounting change; or consolidated income before extraordinary gain and cumulative effect of accounting change, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (v) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

     All references in this Exhibit B to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Purchase Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus (including the documents incorporated by reference therein) in relation to the Securities for purposes of the letter delivered at the Closing Time for the Securities.